UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

January 21, 2005
Date of report (Date of earliest event reported)

Magic Lantern Group, Inc.
(Exact name of registrant as specified in its charter)

New York	1-9502	13-3016967
(State or other jurisdiction of incorporation or organization)	(Commission file number) Identification No.)	(IRS Employer

1075 North Service Road West, Suite 27, Oakville, Ontario L6M 2G2
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (905) 827-2755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b)).

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c)).

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)

Effective January 21, 2005, the number of members of the Registrant’s Board of Directors was increased to nine and Mr. Stephen Fay was elected to fill one of the vacancies created.  He will serve as a member of the Registrant’s Board of Directors until the next annual meeting of stockholders and until the election and qualification of his successor.  With the election of Mr. Fay, eight members, five of whom are believed independent, currently sit on the Board.  Subject to final determination by the Board, it is believed that Mr. Fay qualifies as an independent director and a financial expert, as such term is defined in the Sarbanes-Oxley Act of 2002.  With the addition of Mr. Fay, the full Board is evaluating the makeup of each of its committees.  Mr. Fay was not appointed to the Board of Directors pursuant to any arrangement or understanding with the Registrant or with any of its affiliates.

Mr. Fay is a Certified Public Accountant and has been Managing Partner of Fay and Associates, P.C., an accounting and consulting firm, since 1998.  Previously, Mr. Fay practiced as a CPA with Tobin & Waldstein, CPAs from 1977 through 1996.  Mr. Fay received an LL.M from Boston University School of Law, a JD from Suffolk University School of Law and a BBA from the University of Notre Dame.

Item 9.01

Financial Statements, Pro Forma Financial Information and Exhibits

     (c) Exhibits:

          The following exhibits are filed as part of this report:

Exhibit

Description

99

Press release of Magic Lantern Group, Inc. dated January 25, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MAGIC LANTERN GROUP, INC.

Date: January 26, 2005
By: /s/ Ron Carlucci
Ron Carlucci
Chief Financial Officer

Exhibit Index

Exhibit

Description

99

Press release of Magic Lantern Group, Inc. dated January 24, 2005.